EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

SECOND QUARTER 2007 RESULTS

HORSHAM, PA, August 14, 2007—NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that during the second quarter of 2007, it reported revenue of $310.2 million, EBITDA of $44.7 million and a net loss of $738,000. These results were slightly below our revenue and profitability targets.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management. During the second quarter of 2007, the ARM division operated below its revenue and profitability targets primarily as a result of a weaker than expected collection environment, the timing of collection activity between the first and second quarters of 2007, and the adverse impact of foreign currency. During the second quarter, the CRM division was in-line with its revenue target and exceeded its profitability target, despite the adverse impact of foreign currency. During the second quarter, the Portfolio Management division exceeded its revenue and profitability targets due to the ramp up of newly acquired portfolios.

Commenting on the quarter Michael J. Barrist, Chairman and Chief Executive Officer, stated, “While the second quarter presented some challenges in our ARM division due to a more difficult than expected collection environment, the Company continued to perform well. Both our CRM and Portfolio divisions turned in better than expected results and, after eliminating the adverse impact of foreign currency, the Company’s overall profitability would have been in line with our expectations. Like many consumer facing companies, we will continue to carefully monitor consumer behavior and make appropriate adjustments to our model. As in the past, we will carefully weigh cost reductions against the increased volume requests we are currently receiving from our clients so that we can maximize opportunities that are presented to us as a result of this more challenging operating environment that affects all of our clients.”

The Company also announced that it will host an investor conference call on Wednesday, August 22, 2007, at 10:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 634-6082 (international callers) and providing the pass code 13457411. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 13457411.

About NCO Group, Inc.

NCO Group, Inc. is a global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices in the United States, Canada, the Philippines, Panama, the Caribbean, India, the United Kingdom and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements as to trends, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to our significant level of debt, risks related to union organizing efforts at the Company’s facilities, risks related to the ERP implementation, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts and risks related to international operations can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data(1)

(in thousands)

	Successor	Predecessor	Successor	Predecessor
	For the Three Months Ended June 30, 2007	For the Three Months Ended June 30, 2006	For the Six Months Ended June 30, 2007	For the Six Months Ended June 30, 2006
Condensed Statements of Operations:

Revenues	$310,162	$296,215	$628,537	$607,962

Operating costs and expenses:
Payroll and related expenses	160,135	153,660	323,230	315,050
Selling, general and admin. expenses	105,684	104,462	213,798	213,191
Depreciation and amortization expense	23,986	12,920	47,468	26,115
Restructuring charges	—	1,387	—	5,774

	289,805	272,429	584,496	560,130

Income from operations	20,357	23,786	44,041	47,832
Other income (expense):
Interest and investment income	1,133	727	2,361	1,590
Interest expense	(23,084)	(6,793)	(47,369)	(13,804)
Other income, net	1,593	—	763	—

	(20,358)	(6,066)	(44,245)	(12,214)

(Loss) Income before income taxes	(1)	17,720	(204)	35,618
Income tax (benefit) expense	(531)	6,362	(775)	13,004

Income before minority interest	530	11,358	571	22,614
Minority interest	(1,268)	(1,313)	(2,671)	(2,029)

Net (loss) income	$(738)	$10,045	$(2,100)	$20,585

Selected Cash Flow Information:
Net cash provided by operating activities			$36,780	$60,980
Purchases of accounts receivable			74,024	56,416
Purchases of property and equipment			12,216	24,326

Selected Balance Sheet Information:

	As of June 30, 2007	As of December 31, 2006
Cash and cash equivalents	$20,615	$13,899
Working capital	141,775	181,287
Long-term debt	932,878	918,313

NCO GROUP, INC.

Unaudited Selected Segment Financial Data(1)

(in thousands)

	Successor
	For the Three Months Ended June 30, 2007
	ARM	CRM	Portfolio Management	Intercompany Eliminations		Consolidated
Revenues	$210,604	$81,639	$43,630	$(25,711	) (2)(3)	$310,162

Operating costs and expenses:
Payroll and related expenses	98,361	59,874	1,998	(98	) (3)	160,135
Selling, general and admin. expenses	91,420	12,998	26,879	(25,613	) (2)	105,684
Depreciation and amortization expense	15,440	7,649	897	—		23,986

	205,221	80,521	29,774	(25,711)		289,805

Income from operations	$5,383	$1,118	$13,856	$—		$20,357

	Predecessor
	For the Three Months Ended June 30, 2006
	ARM	CRM	Portfolio Management	Intercompany Eliminations		Consolidated
Revenues	$217,488	$60,081	$47,601	$(28,955	) (2)	$296,215

Operating costs and expenses:
Payroll and related expenses	102,352	49,203	2,105	—		153,660
Selling, general and admin. expenses	91,983	10,940	30,494	(28,955	) (2)	104,462
Depreciation and amortization expense	7,746	4,758	416	—		12,920
Restructuring charges	1,387	—	—	—		1,387

	203,468	64,901	33,015	(28,955)		272,429

Income (loss) from operations	$14,020	$(4,820)	$14,586	$—		$23,786

NCO GROUP, INC.

Unaudited EBITDA(4)

(in thousands)

	Successor	Predecessor	Successor	Predecessor
	For the Three Months Ended June 30, 2007	For the Three Months Ended June 30, 2006	For the Six Months Ended June 30, 2007	For the Six Months Ended June 30, 2006
Net (loss) income	$(738)	$10,045	$(2,100)	$20,585
Income tax (benefit) expense	(531)	6,362	(775)	13,004
Interest expense, net	21,951	6,066	45,008	12,214
Depreciation and amortization	23,986	12,920	47,468	26,115

EBITDA(4)	$44,668	$35,393	$89,601	$71,918

(1)	On November 15, 2006, NCO was acquired by and became a wholly owned subsidiary of Collect Holdings, Inc., an entity controlled by One Equity Partners and its affiliates (“OEP”), a private equity investment fund, with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of NCO, certain other members of executive management and other co-investors (“the Transaction”). The unaudited selected financial data are presented for two periods, Predecessor and Successor, which relate to the period of operations preceding the Transaction and the period of operations succeeding the Transaction, respectively.
(2)	Represents the elimination of intercompany revenue for services provided by ARM to Portfolio Management.
(3)	Represents the elimination of intercompany revenue for services provided by CRM to ARM.
(4)	Earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies.